UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2017

REVANCE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36297	75-0551645
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Revance Therapeutics, Inc.
7555 Gateway Boulevard
Newark, California 94560
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 742-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On March 14, 2017, Revance Therapeutics, Inc. (the “Company”) entered into a Technology Transfer, Validation and Commercial Fill/Finish Services Agreement (the “Services Agreement”) with Ajinomoto Althea, Inc., a contract development and manufacturing organization (“Althea”).
Under the Services Agreement, Althea has agreed, among other things, to provide the Company with a future source of commercial fill/finish services for the Company’s neuromodulator products. The Services Agreement provides the Company expanded capacity and a second source of drug product manufacturing to support a global launch of DaxibotulinumtoxinA for Injection (RT002). The Services Agreement also mitigates supply chain risk by giving the Company a different manufacturing location than its current site and reduces future capital and operating expenditures required in the Company’s primary manufacturing facility by outsourcing to an experienced partner.
The Services Agreement has an initial term that will expire in seven years, unless sooner terminated by either party in accordance with the terms of the Services Agreement. The term of the Services Agreement may be extended by mutual agreement of the parties.  Concurrent with the execution of the Services Agreement, the parties also entered into a Statement of Work, which was made part of the Services Agreement and sets forth the particulars of production, components to be supplied and services to be performed under the Services Agreement, including deliverables and pricing information, timelines, milestones, payment schedules, technology transfer plans, and validation protocols, in each case, in support of the Company’s neuromodulator products.
The Services Agreement also contains provisions relating to compliance with current manufacturing practices and applicable laws and regulations, and to intellectual property, indemnification, confidentiality, representations and warranties, dispute resolution and other customary matters for an agreement of this kind.
The foregoing is only a summary description of the material terms of the Services Agreement, does not purport to be a complete description of the terms of the Services Agreement and is qualified in its entirety by reference to the Services Agreement. The Company expects to file the Services Agreement as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2017. Certain terms of the Services Agreement have been omitted from this Form 8-K and will be omitted from the version of the Services Agreement to be filed as an exhibit to the Form 10-Q pursuant to a Confidential Treatment Request that the Company plans to submit to the Securities and Exchange Commission at the time of the filing of the Form 10-Q.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2017	Revance Therapeutics, Inc.

	By:	/s/ Lauren P. Silvernail
Lauren P. Silvernail
Chief Financial Officer and Chief Business Officer